As filed with the Securities and Exchange Commission on June 9, 2000.
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                                  MASTEC, INC.
             (Exact Name of Registrant as Specified in its Charter)
                                 --------------

             Florida                                             65-0829355
 -------------------------------                             -------------------
 (State or Other Jurisdiction of                              (I.R.S. Employer
  Incorporation or Organization)                             Identification No.)

                              3155 N.W. 77th Avenue
                              Miami, FL 33122-1205
                                 (305) 599-1800
   (Address, Including Zip Code, of Registrant's Principal Executive Offices)

                                 --------------

                            1994 Stock Incentive Plan

                                 --------------
                              (Full Title of Plans)

                               Jose Sariego, Esq.
                     Senior Vice President - General Counsel
                                  MasTec, Inc.
                              3155 N.W. 77th Avenue
                              Miami, FL 33122-1205
          (Name and Address, Including Zip Code, of Agent for Service)

                                 (305) 406-1954
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With copies to:
                            Geoffrey MacDonald, Esq.
                         Stearns Weaver Miller Weissler
                           Alhadeff & Sitterson, P.A.
                       150 West Flagler Street, Suite 2200
                              Miami, Florida 33130
                                 (305) 789-3522

                         Calculation of Registration Fee

==================================================================================================================================
                                                                         Proposed              Proposed
                                                                          Maximum               Maximum              Amount of
             Title of Securities                 Amount to be         Offering Price           Aggregate           Registration
              to be Registered                   Registered(1)         Per Share(2)        Offering Price(2)          Fee(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.10 per share             1,000,000             $69.6875             $69,687,500           $18,397.50
==================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the 1994 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange as of a date within five business days prior to the date of filing of this Registration Statement.

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

                                EXPLANATORY NOTE

         On February 7, 2000, the Board of Directors of MasTec, Inc. (the "Company"), approved an amendment to the Company's 1994 Stock Incentive Plan (the "1994 Plan") to increase the maximum number of shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), that may be issued under the 1994 Plan by 1,000,000 shares and to make certain other related amendments thereto. The Company's shareholders approved these amendments at the Company's Annual Meeting of Shareholders on May 17, 2000. This Registration Statement has been filed to register the additional 1,000,000 shares of Common Stock issuable pursuant to shares or options to be granted under the 1994 Plan, as amended.

         The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company's previously filed Registration Statement on Form S-8 filed on July 2, 1997 and amended by Post-Effective Amendment No. 1 thereto filed on July 31, 1998 (Registration No. 333-30647) (the "Earlier Registration Statement"). Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following exhibits are filed herewith:

Exhibit
Number          Description
-------         -----------
5.1             Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson
                P.A.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of Arthur Andersen.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson P.A. (included in Exhibit 5.1 above).

24.1 Power of Attorney (set forth on the signature page to this Registration Statement).

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida on the 9th day of June, 2000.

                           MASTEC, INC.

                           By: /s/ Carmen M. Sabater
                               -------------------------------------------------
                               Carmen M. Sabater
                               Senior Vice President and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carmen M. Sabater and Jose Sariego, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                Date
---------                                   -----                                                ----
/s/Jorge Mas                                Chairman of the Board of Directors                 June 9, 2000
---------------------------------
Jorge Mas

/s/Joel-Tomas Citron                        Vice-Chairman of the Board of                      June 9, 2000
---------------------------------           Directors, President and Chief
Joel-Tomas Citron                           Executive Officer (Principal
                                            Executive Officer)

/s/Carmen M. Sabater                        Senior Vice President and Chief                    June 9, 2000
---------------------------------           Financial Officer (Principal Financial
Carmen M. Sabater                           Officer)

/s/Arlene Vargas                            Vice President and Controller                      June 9, 2000
---------------------------------           (Principal Accounting Officer)
Arlene Vargas

/s/Joseph P. Kennedy, II                    Director                                           June 9, 2000
---------------------------------
Joseph P. Kennedy, II

/s/Arthur B. Laffer                         Director                                           June 9, 2000
------------------------------------
Arthur B. Laffer

/s/Olaf Olafsson                            Director                                           June 9, 2000
-------------------------------------
Olaf Olafsson

/s/William L. Shiebler                      Director                                           June 9, 2000
----------------------------------
William L. Shiebler

/s/Jose S. Sorzano                          Director                                           June 9, 2000
---------------------------------------
Jose S. Sorzano

                                  EXHIBIT INDEX

Exhibit
Number          Description
-------         -----------
5.1             Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
                P.A.

23.1            Consent of PricewaterhouseCoopers LLP.

23.2            Consent of Arthur Andersen.

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).